SECURITIES AND EXCHANGE COMMISSION

               	        Washington, DC 20549



                       		    FORM 8-K

                          CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(D) OF
                THE SECURITIES EXCHANGE ACT OF 1934

Date of Report(Date of earliest event reported): February 1, 1999
                                                (January 27, 1999)



                   		 KUHLMAN CORPORATION
              (Exact Name of Registrant as Specified in Charter)



DELAWARE                      1-7695                   58-2058047
(State or other         (Commission File Number)  (IRS  Employer
Jurisdiction or						                            Identification No.)
Incorporation)

          3 SKIDAWAY VILLAGE SQUARE, SAVANNAH, GEORGIA      31411
             (Address of Principal Executive Office)      (Zip Code)


      Registrant's telephone number, including area code:  (912) 598-7809



                                NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.   OTHER EVENTS.

     On January 27, 1999 a purported stockholder of Kuhlman filed a purported class action lawsuit in the Court of Chancery for New Castle County, Delaware against Kuhlman Corporation ("Kuhlman"), Borg-Warner Automotive, Inc. ("Borg-Warner"), BWA Merger Corp. (a subsidiary of Borg-Warner), and certain directors of Kuhlman claiming, among other things, that the defendant directors breached their fiduciary duties to Kuhlman's stockholders in approving the previously announced merger of Kuhlman and BWA Merger Corp. and that the consideration to be paid to Kuhlman's stockholders in such merger is inadequate and fails to value Kuhlman fairly. The lawsuit requests, among other things, that the merger be enjoined or, in the event that the merger is consummated, that the merger be rescinded or damages be awarded to the class members. Kuhlman believes that the lawsuit is without merit and intends to contest the lawsuit vigorously, if and when it is served with this action.

     The merger is subject to customary closing conditions, including the approval by the stockholders of Kuhlman.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   KUHLMAN CORPORATION
                                   (Registrant)


                                   By: /S/ ROBERT S. JEPSON, JR.
                                        Robert S. Jepson, Jr.
                                        CHAIRMAN OF THE BOARD AND
                                        CHIEF EXECUTIVE OFFICER

Dated: February 1, 1999